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                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Applied Science and Technology, Inc and Subsidiaries:

We consent to the use of our report dated July 31, 2000, with respect to the consolidated statements of operations, stockholders' equity, and cash flows for the year ended July 1, 2000, incorporated herein by reference and to the reference to our firm under the heading "Experts" in MKS Instrument Inc.'s Form S-3, dated October 16, 2003.

/s/ KPMG LLP


Boston, MA
October 10, 2003